Exhibit 99.1

CONTACT:

Tere H. Miller

Vice President, Corporate Communications

760-741-2111 ext. 1177

OPERATING RESULTS FOR THIRD QUARTER
AND NINE MONTHS ANNOUNCED BY REALTY INCOME

ESCONDIDO, CALIFORNIA, October 25, 2012...Realty Income Corporation (Realty Income), The Monthly Dividend Company® (NYSE: O), today announced operating results for the third quarter and nine months ended September 30, 2012. Access to this document is available at www.realtyincome.com. All per share amounts presented in this press release are on a diluted per common share basis unless stated otherwise.

COMPANY HIGHLIGHTS:

For the quarter ended September 30, 2012 (as compared to the same quarterly period in 2011):

•     Revenue increased 13.2% to $120.2 million

•     Normalized FFO available to common stockholders increased 8.3% to $68.9 million

•     AFFO available to common stockholders increased 6.7% to $68.5 million

•     Normalized FFO per share increased 4.0% to $0.52

•     AFFO per share increased 2.0% to $0.52

•     Net income available to common stockholders per share was $0.20

•     Portfolio occupancy was 97.0%

•                  Invested $496.1 million in 87 new properties and properties under development

•                  The monthly dividend increased for the 67th time in August to an annualized amount of $1.8135

•                  The monthly dividend was also increased in September, for the 68th time and for the 60th consecutive quarter, to an annualized amount of $1.81725 per share

•                  Dividends paid per common share increased 1.8%

•                  Announced the proposed acquisition of American Realty Capital Trust (NASDAQ: ARCT)

Financial Results

Revenue

Revenue, for the quarter ended September 30, 2012, increased 13.2% to $120.2 million as compared to $106.2 million for the same quarter in 2011. Revenue, for the nine months ended September 30, 2012, increased 15.3% to $349.9 million as compared to $303.5 million for the same period in 2011.

Net Income Available to Common Stockholders

Net income available to common stockholders, for the quarter ended September 30, 2012, was $27.0 million as compared to $34.7 million for the same quarter in 2011. Net income per share, for the quarter ended September 30, 2012, was $0.20 as compared to $0.27 for the same quarter in 2011.  The decrease in net income available to common stockholders includes $5.5 million of merger-related costs, including estimated accruals.

Net income available to common stockholders, for the nine months ended September 30, 2012, was $86.0 million as compared to $97.8 million for the same period in 2011. Net income per share, for the nine months ended September 30, 2012, was $0.65 as compared to $0.79 for the same period in 2011.  The decrease in net income available to common stockholders includes a one-time $3.7 million non-cash redemption charge on the Class D preferred shares that were redeemed in March 2012 and $5.5 million of merger-related costs, including estimated accruals.

The calculation to determine net income for a real estate company includes impairments and/or gains from the sales of investment properties. Impairments and/or gains on property sales vary from quarter to quarter. This variance can significantly impact net income.

FFO Available to Common Stockholders

Funds from Operations (FFO), for the quarter ended September 30, 2012, decreased 0.3% to $63.4 million as compared to $63.6 million for the same quarter in 2011. FFO per share, for the quarter ended September 30, 2012, decreased 4.0% to $0.48 as compared to $0.50 for the same quarter in 2011.

FFO, for the nine months ended September 30, 2012, increased 4.4% to $189.3 million as compared to $181.3 million for the same period in 2011. FFO per share, for the nine months ended September 30, 2012, decreased 2.7% to $1.42 as compared to $1.46 for the same period in 2011. The decrease in FFO per share is due to a one-time, $3.7 million non-cash redemption charge on the Class D preferred shares that were redeemed in March 2012 and $5.5 million of merger-related costs, including estimated accruals. Excluding the $3.7 million charge, FFO per share is $1.45 for the first nine months of 2012.

Normalized FFO Available to Common Stockholders

Normalized Funds from Operations, which is based on FFO adjusted to add back merger-related costs, for the quarter ended September 30, 2012, increased 8.3% to $68.9 million as compared to $63.6 million for the same quarter in 2011. Normalized FFO per share, for the quarter ended September 30, 2012, increased 4.0% to $0.52 as compared to $0.50 for the same quarter in 2011.

Normalized FFO, for the nine months ended September 30, 2012, increased 7.4% to $194.8 million as compared to $181.3 million for the same period in 2011. Normalized FFO per share, for the nine months ended September 30, 2012, increased 0.7% to $1.47 as compared to $1.46 for the same period in 2011. Normalized FFO per share includes a one-time, $3.7 million non-cash, redemption charge on the Class D preferred shares that were redeemed in March 2012. Excluding this $3.7 million charge, normalized FFO per share is $1.49 for the first nine months of 2012.

AFFO Available to Common Stockholders

Adjusted Funds from Operations (AFFO), for the quarter ended September 30, 2012, increased 6.7% to $68.5 million as compared to $64.2 million for the same quarter in 2011. AFFO per share, for the quarter ended September 30, 2012, increased 2.0% to $0.52 as compared to $0.51 for the same quarter in 2011.

AFFO, for the nine months ended September 30, 2012, increased 8.9% to $201.3 million as compared to $184.8 million for the same period in 2011. AFFO per share, for the nine months ended September 30, 2012, increased 2.0% to $1.52 as compared to $1.49 for the same period in 2011.

The Company considers FFO, normalized FFO and AFFO to be appropriate supplemental measures of a Real Estate Investment Trust’s (REIT’s) operating performance. Realty Income defines FFO consistent with the National Association of Real Estate Investment Trust’s (NAREIT’s) definition as net income available to common stockholders plus depreciation and amortization of real estate assets, plus impairments of real estate, reduced by gains on sales of investment properties and extraordinary items. Normalized FFO adds back one-time merger-related costs for our proposed acquisition of ARCT. AFFO further adjusts Normalized FFO for unique revenue and expense items which are not pertinent to the measurement of our ongoing operating performance. See our reconciliation of net income available to common stockholders to FFO, normalized FFO and AFFO on page seven.

Dividend Information

In August 2012, Realty Income announced a dividend increase of 3.4%. In September 2012, Realty Income announced the 60th consecutive quarterly dividend increase, which is the 68th increase in the amount of the dividend since the Company’s listing on the New York Stock Exchange in 1994. The annualized dividend amount, as of September 30, 2012, was $1.81725 per share. The amount of the monthly dividends paid increased 1.2% to $1.317 per share for the nine months ended September 30, 2012, from $1.301 per share for the same period in 2011. In addition, through September 30, 2012, the Company has paid 506 consecutive monthly dividends and over $2.3 billion in total dividends since 1969. Realty Income has a dividend reinvestment and stock purchase program that can be accessed at www.realtyincome.com. The program is administered by Wells Fargo Shareowner Services.

Real Estate Portfolio Update

As of September 30, 2012, Realty Income’s portfolio of freestanding, single-tenant properties consisted of 2,838 properties located in 49 states, leased to 144 commercial enterprises doing business in 44 industries. The properties are leased under long-term, net leases with a weighted average remaining lease term of approximately 11.0 years.

Portfolio Management Activities

The Company’s portfolio of commercial real estate, owned primarily under 10- to 20-year net leases, continues to perform well and provide dependable lease revenue supporting the payment of monthly dividends. As of September 30, 2012, portfolio occupancy was 97.0% with 84 properties available for lease out of a total of 2,838 properties in the portfolio, as compared to 97.3% portfolio occupancy as of June 30, 2012.

Rent Increases (Decreases)

During the quarter ended September 30, 2012, same store rents on 2,262 properties under lease decreased 1.0% to $91.65 million, as compared to $92.54 million for the same quarter in 2011. Excluding the impact of Friendly’s and Buffet’s reorganization rent adjustments, same store rental revenue increased 1.0%, during the third quarter of 2012, as compared to the same period in 2011.

During the nine months ended September 30, 2012, same store rents on 2,262 properties under lease decreased 0.8% to $275.1 million, as compared to $277.2 million for the same period in 2011. Excluding the impact of Friendly’s and Buffet’s reorganization rent adjustments, same store rental revenue increased 1.1%, during the first nine months of 2012, as compared to the same period in 2011.

Property Acquisitions

During the third quarter of 2012, Realty Income invested $496.1 million in 87 new properties and properties under development. The new properties are located in 19 states and are 100% leased with an average lease term of 13.0 years and an initial average lease yield of 7.1%.

During the nine months ended September 30, 2012, Realty Income invested $717.6 million in 234 new properties and properties under development. The new properties are located in 33 states and are 100% leased with an average lease term of 14.3 years and an initial average lease yield of 7.1%.

Realty Income maintains a $1.0 billion unsecured acquisition credit facility, which is used to fund property acquisitions in the near term. As of September 30, 2012, outstanding borrowings on the Company’s acquisition credit facility were $609.0 million, and borrowing capacity was $391.0 million. Subsequent to the end of the third quarter, the credit facility borrowings were repaid, and the full $1.0 billion credit facility is available to fund additional acquisitions.

Property Dispositions

Realty Income continued to successfully execute its asset disposition program in the third quarter of 2012. The objective of this program is to sell assets when the Company believes the reinvestment of the sales proceeds will generate higher returns, enhance the credit quality of the Company’s real estate portfolio, increase the average lease length, or decrease tenant or industry concentration.

During the quarter ended September 30, 2012, Realty Income sold 11 properties for $15.8 million, with a gain on sales of $2.0 million, as compared to 12 properties sold for $7.4 million, with a gain on sales of $3.1 million, during the same quarter in 2011.

During the nine months ended September 30, 2012, Realty Income sold 30 properties for $34.3 million, with a gain on sales of $6.0 million, as compared to 21 properties sold for $12.5 million, with a gain on sales of $4.5 million, during the same period in 2011.

Other Activities

Acquiring American Realty Capital Trust

In September 2012, Realty Income and American Realty Capital Trust, Inc. signed a definitive agreement under which Realty Income will acquire all of the outstanding shares of American Realty Capital Trust (ARCT) in a transaction valued at approximately $2.95 billion. The board of directors of both companies have unanimously approved the agreement. Assuming shareholder approval by both companies, the transaction is expected to close during the fourth quarter of 2012 or early in the first quarter of 2013. Upon completion, it is anticipated that Realty Income will be the 18th largest REIT in the US, based on total pro forma equity market capitalization, and twice as large as the next largest net-lease REIT.

Priced $800 Million of Senior Unsecured Notes Due 2018 and 2022

On October 2, 2012, the Company announced the pricing of $350 million of 5-year 2.00% fixed rate Notes, due January 31, 2018, and $450 million of 10-year 3.25% fixed rate Notes, due October 15, 2022. The public offering price for the 5-year notes was 99.910% of the principal amount for an effective yield to maturity of 2.017%. The public offering price for the 10-year notes was 99.382% of the principal amount for an effective yield to maturity of 3.323%. The net proceeds from the offering were used to repay borrowings outstanding on the Company’s $1.0 billion acquisition credit facility, and the remaining proceeds will be used for general corporate purposes, which may include additional property acquisitions.

Direct Stock Purchase and Dividend Reinvestment Plan (the “Stock Plan”)

During the third quarter of 2012, Realty Income issued 14,085 common shares via its Stock Plan at an average price of $41.69 per share, generating gross proceeds of $584,000. During the first nine months of 2012, Realty Income issued 55,598 common shares via its Stock Plan at an average price of $39.16 per share, generating gross proceeds of $2.2 million.

CEO Comments on Operating Results

Commenting on Realty Income’s financial results and real estate operations, Chief Executive Officer, Tom A. Lewis said, “We are pleased to report increases in rental revenue, adjusted funds from operations (AFFO) and dividends during the third quarter of 2012. In addition, our net-leased property portfolio continued to exhibit strong performance with occupancy remaining high at 97% at the end of the third quarter.”

“We also invested $496.1 million in 87 new properties and properties under development, during the third quarter. Year-to-date, we have invested $717.6 million in 234 new properties, and properties under development, with an initial average lease yield of 7.1% and an average lease term of 14.3 years. In addition, we recently disclosed that we anticipate acquiring approximately $1.0 billion in new properties during 2012, based on agreements we have entered into that have closed, or are expected to close, in the fourth quarter. Importantly, the majority of the properties acquired are leased to investment-grade tenants, consistent with our strategic focus on continuing to increase the overall credit quality of our real estate portfolio. Real estate transaction flows continue to offer us attractive net-lease properties for acquisition. All in all, we enjoyed an excellent quarter and nine months on the acquisition front.”

“We also were very successful in accessing the capital markets with the pricing, on October 2, 2012, of $800 million of senior unsecured notes due in 2018 and 2022, to permanently fund both closed and pending acquisitions. The pricing of the notes was very favorable at 2.00% for $350 million of 5-year fixed rate notes and at 3.25% for $450 million of 10-year fixed rate notes.”

“With respect to our recently announced pending acquisition of American Realty Capital Trust, we are in the process of finalizing the proxy statement that will be mailed to all shareholders. Subsequent to receiving shareholder approval and closing of the transaction, we anticipate immediately increasing the annualized amount of the dividend by $0.13 to $1.947 per share.”

“Most important to our shareholders, during the third quarter, we also announced two dividend increases. The first was a special increase of 3.4% in August 2012, which our Board of Directors approved based on the successful operations of our business during the year. We also increased the dividend for the 60th consecutive quarter in September 2012. As a result, the amount of the annualized dividend has increased from $1.746, at the end of 2011, to $1.81725, as of the end of the third quarter, an increase of 4.1%. Providing monthly dividends that increase over time is our mission, and so we remain focused on operating our business in a manner consistent with achieving our mission.”

FFO Commentary

Realty Income’s FFO per share has historically tended to be stable and fairly predictable because of the long-term leases that are the primary source of the Company’s revenue. There are, however, several factors that can cause FFO per share to vary from levels that have been anticipated by the Company. These factors include, but are not limited to, changes in interest rates and occupancy rates, periodically accessing the capital markets, the level and timing of property and entity acquisitions and dispositions, lease rollovers, the general real estate market, and the economy.

2012 Estimates

Excluding the one-time costs associated with the closing of the ARCT transaction, the Company estimates that 2012 normalized FFO per share should range from $2.00 to $2.04 per share, an increase of 1.0% to 3.0% over the 2011 FFO per share of $1.98. Normalized FFO per share for 2012 is based on an estimated net income per share range of $0.92 to $0.96 plus estimated real estate depreciation of $1.16 and reduced by potential gains on sales of investment properties of $0.08 per share (in accordance with NAREIT’s definition of FFO).

The Company estimates that 2012 Adjusted Funds from Operations (AFFO) should range from $2.06 to $2.11 per share, an increase of 2.5% to 5.0% over the 2011 AFFO per share of $2.01. The AFFO per share estimate for 2012 is based on adding back items to normalized FFO totaling $0.12 to $0.13, that reduce net income, and deducting capitalized expenditures and straight-line rent revenue items totaling approximately $0.06, for a net increase of $0.06 to $0.07 over FFO.

2013 Earnings Estimates (assuming a December 31, 2012 ARCT transaction closing date)

The Company estimates that 2013 FFO per share should range from $2.30 to $2.36 per share, an increase of 12.7% to 18.0% over the 2012 estimated FFO per share of $2.00 to $2.04. FFO per share for 2013 is based on an estimated net income per share range of $0.93 to $0.99, plus estimated real estate depreciation of $1.44 and reduced by potential gains on sales of investment properties of $0.07 per share (in accordance with NAREIT’s definition of FFO).

The Company estimates that 2013 Adjusted Funds from Operations (AFFO) should range from $2.31 to $2.37 per share, an increase of 9.5% to 15.0% over the 2012 estimated AFFO per share of $2.06 to $2.11. The AFFO per share estimate for 2013 is based on adding back items to FFO, that reduce net income, totaling $0.08 to $0.10, and deducting capitalized expenditures and straight-line rent revenue items totaling approximately $0.05 to $0.07, for a net increase of $0.01 to $0.05 over FFO.

Realty Income considers FFO and AFFO to be appropriate supplemental measures of a real estate investment trust’s (REIT’s) operating performance. Realty Income defines FFO consistent with the National Association of Real Estate Investment Trust’s (NAREIT’s) definition as net income available to common stockholders plus depreciation and amortization of real estate assets, reduced by gains on sales of investment properties and extraordinary items. AFFO further adjusts FFO for unique revenue and expense items which are not pertinent to the measurement of Realty Income’s ongoing operating performance.

About Realty Income

Realty Income is The Monthly Dividend Company®, a New York Stock Exchange real estate company dedicated to providing shareholders with dependable monthly income. As of September 30, 2012, the Company had paid 506 consecutive monthly dividends throughout its 43-year operating history. The monthly income is supported by the cash flows from over 2,800 properties owned under long-term lease agreements with 144 leading regional and national commercial enterprises. The Company is an active buyer of net-leased properties nationwide. Additional information about the Company can be obtained from the corporate website at www.realtyincome.com or www.twitter.com/realtyincome.

Forward-Looking Statements

Statements in this press release that are not strictly historical are “forward-looking” statements. Forward-looking statements involve known and unknown risks, which may cause the Company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, local real estate conditions, tenant financial health, the availability of capital to finance planned growth, continued volatility and uncertainty in the credit markets and broader financial markets, property acquisitions and the timing of these acquisitions, charges for property impairments, the outcome of any legal proceedings to which the Company is a party, and our proposed acquisition of American Capital Realty Trust, as described in the Company’s filings with the Securities and Exchange Commission. Consequently, forward-looking statements should be regarded solely as reflections of the Company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

Note to Editors: Realty Income press releases are available via the internet at http://www.realtyincome.com/invest/newsroom-library/press-releases.shtml.

CONSOLIDATED STATEMENTS OF INCOME

For the three and nine months ended September 30, 2012 and 2011

(dollars in thousands, except per share amounts - unaudited)

	Three Months Ended 9/30/12	Three Months Ended 9/30/11	Nine Months Ended 9/30/12	Nine Months Ended 9/30/11
REVENUE
Rental	$119,845	$105,742	$348,682	$302,600
Other	392	488	1,250	886

Total revenue	120,237	106,230	349,932	303,486

EXPENSES
Depreciation and amortization	37,806	31,561	108,282	86,606
Interest	29,720	28,550	87,477	79,318
General and administrative	9,335	7,143	27,775	23,001
Property	1,951	1,657	6,500	4,941
Merger-related costs	5,495	--	5,495	--
Income taxes	405	367	1,215	1,102

Total expenses	84,712	69,278	236,744	194,968

Income from continuing operations	35,525	36,952	113,188	108,518
Income from discontinued operations	1,933	3,828	6,941	7,509

Net income	37,458	40,780	120,129	116,027
Preferred stock dividends	(10,482)	(6,063)	(30,435)	(18,190)
Excess of redemption value over carrying value of preferred shares redeemed	--	--	(3,696)	--

Net income available to common stockholders	$26,976	$34,717	$85,998	$97,837

Funds from operations available to common stockholders (FFO)	$63,420	$63,574	$189,283	$181,314
Normalized funds from operations available to common stockholders (Normalized FFO)	$68,915	$63,574	$194,778	$181,314
Adjusted funds from operations available to common stockholders (AFFO)	$68,496	$64,239	$201,290	$184,847

Per share information for common stockholders:

Income from continuing operations, basic and diluted	$0.19	$0.24	$0.60	$0.73

Net income, basic and diluted	$0.20	$0.27	$0.65	$0.79

FFO:
Basic	$0.48	$0.50	$1.43	$1.46
Diluted	$0.48	$0.50	$1.42	$1.46

Normalized FFO, basic and diluted	$0.52	$0.50	$1.47	$1.46

AFFO, basic and diluted	$0.52	$0.51	$1.52	$1.49

Cash dividends paid per common share	$0.443	$0.435	$1.317	$1.301

FUNDS FROM OPERATIONS (FFO)

(dollars in thousands, except per share amounts)

	Three Months Ended 9/30/12	Three Months Ended 9/30/11	Nine Months Ended 9/30/12	Nine Months Ended 9/30/11

Net income available to common stockholders	$26,976	$34,717	$85,998	$97,837
Depreciation and amortization:
Continuing operations	37,806	31,561	108,282	86,606
Discontinued operations	75	334	541	1,200
Depreciation of furniture, fixtures & equipment	(59)	(58)	(195)	(178)
Provisions for impairment on Realty Income investment properties	667	169	667	378
Gain on sales of investment properties:
Continuing operations	--	(55)	--	(210)
Discontinued operations	(2,045)	(3,094)	(6,010)	(4,319)

Funds from operations available to common stockholders	63,420	63,574	189,283	181,314
Merger-related costs, including estimated accruals	5,495	--	5,495	--
Normalized FFO available to common stockholders	$68,915	$63,574	$194,778	$181,314

FFO per common share:
Basic	$0.48	$0.50	$1.43	$1.46
Diluted	$0.48	$0.50	$1.42	$1.46

Normalized FFO per common share, basic and diluted	$0.52	$0.50	$1.47	$1.46

Dividends paid to common stockholders	$59,167	$55,145	$175,719	$161,276

Normalized FFO in excess of dividends paid to common stockholders	$9,748	$8,429	$19,059	$20,038

Weighted average number of common shares used for computation per share:
Basic	132,764,877	126,376,201	132,731,984	123,921,317
Diluted	132,931,813	126,582,609	132,845,970	124,013,142

We define FFO, a non-GAAP measure, consistent with the National Association of Real Estate Investment Trust’s definition, as net income available to common stockholders, plus depreciation and amortization of real estate assets, plus impairments of real estate assets, reduced by gains on sales of investment properties and extraordinary items. We define normalized FFO, a non-GAAP measure, as FFO excluding the one-time merger-related costs for our proposed acquisition of ARCT.

ADJUSTED FUNDS FROM OPERATIONS (AFFO)

(dollars in thousands, except per share amounts)

Most companies in our industry use a similar measurement to AFFO, but they may use the term “CAD” (for Cash Available for Distribution) or “FAD” (for Funds Available for Distribution).

	Three Months Ended 9/30/12	Three Months Ended 9/30/11	Nine Months Ended 9/30/12	Nine Months Ended 9/30/11

Net income available to common stockholders	$26,976	$34,717	$85,998	$97,837
Cumulative adjustments to calculate normalized FFO(1)	41,939	28,857	108,780	83,477
Normalized FFO available to common stockholders	68,915	63,574	194,778	181,314
Excess of redemption value over carrying value of preferred share redemption	--	--	3,696	--
Amortization of share-based compensation	2,230	1,751	7,780	6,098
Amortization of deferred financing costs(2)	522	486	1,633	1,335
Capitalized leasing costs and commissions	(521)	(595)	(1,218)	(1,243)
Capitalized building improvements	(1,576)	(528)	(3,283)	(1,737)
Other adjustments(3)	(1,074)	(449)	(2,096)	(920)

Total AFFO available to common stockholders	$68,496	$64,239	$201,290	$184,847

AFFO per common share, basic and diluted	$0.52	$0.51	$1.52	$1.49

Dividends paid to common stockholders	$59,167	$55,145	$175,719	$161,276

AFFO in excess of dividends paid to common stockholders	$9,329	$9,094	$25,571	$23,571

(1)	See FFO and normalized FFO calculation above for reconciling items.
(2)

Includes the amortization of costs incurred and capitalized when our senior notes were issued in March 2003, November 2003, March 2005, September 2005, September 2006, September 2007, June 2010 and June 2011. Additionally, this includes the amortization of deferred financing costs incurred and capitalized in connection with our assumption of the mortgages payable in 2011. These costs are being amortized over the lives of the respective mortgages. No costs associated with our credit facility agreements or annual fees paid to credit rating agencies have been included.

(3)	Includes straight-line rent revenue, and the amortization of above and below-market leases.

HISTORICAL FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS

(dollars in thousands, except per share amounts)

For the three months ended September 30,	2012	2011	2010	2009	2008

Net income available to common stockholders	$26,976	$34,717	$25,591	$27,089	$28,634
Depreciation and amortization	37,822	31,837	24,132	22,879	22,844
Provisions for impairment on Realty Income investment properties	667	169	84	--	--
Gain on sales of investment properties	(2,045)	(3,149)	(1,919)	(1,814)	(5,730)

Total FFO	63,420	63,574	47,888	48,154	45,748
Merger-related costs, including estimated accruals	5,495	--	--	--	--
Normalized FFO	$68,915	$63,574	$47,888	$48,154	$45,748

Normalized FFO per diluted share	$0.48	$0.50	$0.46	$0.47	$0.46

Normalized total FFO	$68,915	$63,574	$47,888	$48,154	$45,748
Less FFO contributed by Crest	(232)	(190)	(221)	(207)	(238)

Normalized FFO before Crest contribution	$68,683	$63,384	$47,667	$47,947	$45,510

Normalized FFO components, per diluted share(1):
FFO before Crest contribution	$0.52	$0.50	$0.46	$0.46	$0.45
Crest FFO contribution	$0.00	$0.00	$0.00	$0.00	$0.00
Normalized Total FFO	$0.52	$0.50	$0.46	$0.47	$0.46

AFFO	$68,496	$64,239	$48,585	$48,499	$46,696

AFFO per diluted share	$0.52	$0.51	$0.47	$0.47	$0.47

Cash dividends paid per share	$0.443	$0.435	$0.431	$0.427	$0.417
Weighted average diluted shares outstanding	132,931,813	126,582,609	103,977,023	103,481,892	100,420,070

For the nine months ended September 30,	2012	2011	2010	2009	2008

Net income available to common stockholders	$85,998	$97,837	$74,717	$77,606	$79,320
Depreciation and amortization	108,628	87,628	70,814	68,713	68,616
Provisions for impairment on Realty Income investment properties	667	378	171	--	--
Gain on sales of investment properties	(6,010)	(4,529)	(4,284)	(4,250)	(9,439)

Total FFO	189,283	181,314	141,418	142,069	138,497
Merger-related costs, including estimated accruals	5,495	--	--	--	--
Normalized FFO	$194,778	$181,314	$141,418	$142,069	$138,497

Normalized FFO per diluted share	$1.47	$1.46	$1.36	$1.37	$1.38

Normalized total FFO	$194,778	$181,314	$141,418	$142,069	$138,497
Less FFO contributed by Crest	(578)	(559)	(585)	(308)	(1,338)

Normalized FFO before Crest contribution	$194,200	$180,755	$140,833	$141,761	$137,159

Normalized FFO components, per diluted share:
FFO before Crest contribution	$1.46	$1.46	$1.36	$1.37	$1.37
Crest FFO contribution	$0.00	$0.00	$0.01	$0.00	$0.01
Normalized total FFO	$1.47	$1.46	$1.36	$1.37	$1.38

AFFO	$201,290	$184,847	$143,930	$144,118	$144,604

AFFO per diluted share	$1.52	$1.49	$1.39	$1.39	$1.44

Cash dividends paid per share	$1.317	$1.301	$1,290	$1,279	$1,239
Weighted average diluted shares outstanding	132,845,970	124,013,142	103,887,679	103,532,894	100,462,396

(1) The above FFO per share amounts have been rounded to the nearest two decimals and, as such, the individual amounts may not add up to the “Total FFO” amount.

CONSOLIDATED BALANCE SHEETS

As of September 30, 2012 and December 31, 2011

(dollars in thousands, except per share amounts)

	2012	2011
	(unaudited)
ASSETS
Real estate, at cost:
Land	$1,914,482	$1,749,378
Buildings and improvements	3,714,597	3,222,603
Total real estate, at cost	5,629,079	4,971,981
Less accumulated depreciation and amortization	(901,501)	(814,126)

Net real estate held for investment	4,727,578	4,157,855
Real estate held for sale, net	7,110	2,153
Net real estate	4,734,688	4,160,008
Cash and cash equivalents	2,794	4,165
Accounts receivable, net	17,187	15,375
Goodwill	17,010	17,206
Other assets, net	264,647	222,635

Total assets	$5,036,326	$4,419,389

LIABILITIES AND STOCKHOLDERS’ EQUITY
Distributions payable	$23,704	$21,405
Accounts payable and accrued expenses	38,026	58,770
Other liabilities	39,499	29,179
Lines of credit payable	609,000	237,400
Mortgages payable, net	133,394	67,781
Notes payable	1,750,000	1,750,000

Total liabilities	2,593,623	2,164,535

Stockholders’ equity:
Preferred stock and paid in capital, par value $0.01 per share 69,900,000 shares authorized and 25,150,000 shares issued and outstanding as of September 30, 2012, and 20,000,000 shares authorized and 13,900,000 shares issued and outstanding as of December 31, 2011	609,363	337,790
Common stock and paid in capital, par value $0.01 per share 370,100,000 shares authorized and 133,452,011 shares issued and outstanding as of September 30, 2012, and 200,000,000 shares authorized and 133,223,338 shares issued and outstanding as of December 31, 2011	2,569,871	2,563,048
Distributions in excess of net income	(736,531)	(645,984)

Total stockholders’ equity	2,442,703	2,254,854

Total liabilities and stockholders’ equity	$5,036,326	$4,419,389

Realty Income Performance vs. Major Stock Indices

				Equity									NASDAQ
	Realty Income			REIT Index(1)			DJIA			S&P 500			Composite
	Dividend	Total		Dividend	Total		Dividend	Total		Dividend	Total		Dividend	Total
	Yield	Return(2)		Yield	Return(3)		Yield	Return(3)		Yield	Return(3)		Yield	Return(4)

1995	8.3%	42.0%		7.4%	15.3%		2.4%	36.9%		2.3%	37.6%		0.6%	39.9%
1996	7.9%	15.4%		6.1%	35.3%		2.2%	28.9%		2.0%	23.0%		0.2%	22.7%
1997	7.5%	14.5%		5.5%	20.3%		1.8%	24.9%		1.6%	33.4%		0.5%	21.6%
1998	8.2%	5.5%		7.5%	(17.5%	)	1.7%	18.1%		1.3%	28.6%		0.3%	39.6%
1999	10.5%	(8.7%	)	8.7%	(4.6%	)	1.3%	27.2%		1.1%	21.0%		0.2%	85.6%
2000	8.9%	31.2%		7.5%	26.4%		1.5%	(4.7%	)	1.2%	(9.1%	)	0.3%	(39.3%	)
2001	7.8%	27.2%		7.1%	13.9%		1.9%	(5.5%	)	1.4%	(11.9%	)	0.3%	(21.1%	)
2002	6.7%	26.9%		7.1%	3.8%		2.6%	(15.0%	)	1.9%	(22.1%	)	0.5%	(31.5%	)
2003	6.0%	21.0%		5.5%	37.1%		2.3%	28.3%		1.8%	28.7%		0.6%	50.0%
2004	5.2%	32.7%		4.7%	31.6%		2.2%	5.6%		1.8%	10.9%		0.6%	8.6%
2005	6.5%	(9.2%	)	4.6%	12.2%		2.6%	1.7%		1.9%	4.9%		0.9%	1.4%
2006	5.5%	34.8%		3.7%	35.1%		2.5%	19.0%		1.9%	15.8%		0.8%	9.5%
2007	6.1%	3.2%		4.9%	(15.7%	)	2.7%	8.8%		2.1%	5.5%		0.8%	9.8%
2008	7.3%	(8.2%	)	7.6%	(37.7%	)	3.6%	(31.8%	)	3.2%	(37.0%	)	1.3%	(40.5%	)
2009	6.6%	19.3%		3.7%	28.0%		2.6%	22.6%		2.0%	26.5%		1.0%	43.9%
2010	5.1%	38.6%		3.5%	27.9%		2.6%	14.0%		1.9%	15.1%		1.2%	16.9%
2011	5.0%	7.3%		3.8%	8.3%		2.8%	8.3%		2.3%	2.1%		1.3%	(1.8%	)
YTD Q3 2012	4.4%	20.7%		3.4%	16.1%		2.6%	12.2%		2.2%	16.4%		1.3%	20.7%

Compounded Average Annual Total Return(5)		17.7%			11.0%			9.6%			8.5%			8.3%

Note: All of these Dividend Yields are calculated as annualized dividend based on last dividend paid in applicable time period divided by closing price as of period end. Dividend Yield sources: NAREIT website and Bloomberg.

(1)	FTSE NAREIT US Equity REIT Index, as per NAREIT website.
(2)

Calculated as the difference between the closing stock price as of period end less the closing stock price as of previous period, plus dividends paid in period, divided by closing stock price as of end of previous period. Does not include reinvestment of dividends.

(3)	Includes reinvestment of dividends. Sources: NAREIT website and Factset.
(4)	Price only index, does not include dividends. Source: Factset.
(5)

All of these Compounded Average Annual Total Return rates are calculated in the same manner: from Realty Income’s NYSE listing on October 18, 1994 through September 30, 2012, and assuming reinvestment of dividends, except for NASDAQ. Past performance does not guarantee future performance. Realty Income presents this data for informational purposes only and makes no representation about its future performance or how it will compare in performance to other indices in the future.

Property Type Diversification

The following table sets forth certain property type information regarding Realty Income’s property portfolio as of September 30, 2012 (dollars in thousands):

		Approximate	Rental Revenue for	Percentage of
	Number of	Leasable	the Quarter Ended	Rental
Property Type	Properties	Square Feet	September 30, 2012(1)	Revenue
Retail	2,771	25,697,200	$ 102,959	85.8%
Agriculture	15	184,500	5,138	4.3
Distribution	20	4,741,500	4,578	3.8
Manufacturing	8	2,030,300	2,745	2.3
Office	9	824,000	3,000	2.5
Industrial	15	850,500	1,570	1.3
Totals	2,838	34,328,000	$ 119,990	100.0%

(1)

Includes rental revenue for all properties owned by Realty Income at September 30, 2012, including revenue from properties reclassified as discontinued operations of $168.  Excludes revenue of $23 from properties owned by Crest.

Industry Diversification

The following table sets forth certain information regarding Realty Income’s property portfolio classified according to the business of the respective tenants, expressed as a percentage of our total rental revenue:

	Percentage of Rental Revenue(1)
	For the Quarter	For the Years Ended
	Ended September 30, 2012	Dec 31, 2011	Dec 31, 2010	Dec 31, 2009	Dec 31, 2008	Dec 31, 2007	Dec 31, 2006
Retail Industries
Apparel stores	1.4%	1.4%	1.2%	1.1%	1.1%	1.2%	1.7%
Automotive collision services	1.2	0.9	1.0	1.1	1.0	1.1	1.3
Automotive parts	1.0	1.2	1.4	1.5	1.6	2.1	2.8
Automotive service	3.1	3.7	4.7	4.8	4.8	5.2	6.9
Automotive tire services	4.7	5.6	6.4	6.9	6.7	7.3	6.1
Book stores	0.1	0.1	0.1	0.2	0.2	0.2	0.2
Business services	*	*	*	*	*	0.1	0.1
Child care	4.5	5.2	6.5	7.3	7.6	8.4	10.3
Consumer electronics	0.5	0.5	0.6	0.7	0.8	0.9	1.1
Convenience stores	16.3	18.5	17.1	16.9	15.8	14.0	16.1
Crafts and novelties	0.3	0.2	0.3	0.3	0.3	0.3	0.4
Dollar stores	3.0	--	--	--	--	--	--
Drug stores	3.5	3.8	4.1	4.3	4.1	2.7	2.9
Education	0.7	0.7	0.8	0.9	0.8	0.8	0.8
Entertainment	1.0	1.0	1.2	1.3	1.2	1.4	1.6
Equipment services	0.1	0.2	0.2	0.2	0.2	0.2	0.2
Financial services	0.2	0.2	0.2	0.2	0.2	0.2	0.1
General merchandise	0.5	0.6	0.8	0.8	0.8	0.7	0.6
Grocery stores	3.7	1.6	0.9	0.7	0.7	0.7	0.7
Health and fitness	6.7	6.4	6.9	5.9	5.6	5.1	4.3
Home furnishings	1.0	1.1	1.3	1.3	2.4	2.6	3.1
Home improvement	1.5	1.7	2.0	2.2	2.1	2.4	3.4
Motor vehicle dealerships	2.0	2.2	2.6	2.7	3.2	3.1	3.4
Office supplies	0.8	0.9	0.9	1.0	1.0	1.1	1.3
Pet supplies and services	0.6	0.7	0.9	0.9	0.8	0.9	1.1
Restaurants - casual dining	7.3	10.9	13.4	13.7	14.3	14.9	7.0
Restaurants - quick service	5.9	6.6	7.7	8.3	8.2	6.6	4.9
Shoe stores	0.1	0.2	0.1	--	--	--	--
Sporting goods	2.4	2.7	2.7	2.6	2.3	2.6	2.9
Theaters	9.5	8.8	8.9	9.2	9.0	9.0	9.6
Transportation services	0.2	0.2	0.2	0.2	0.2	0.2	0.3
Video rental	0.0	0.0	0.2	1.0	1.1	1.7	2.1
Wholesale clubs	2.8	0.7	--	--	--	--	--
Other	0.1	0.1	0.1	0.1	0.1	0.1	0.2
Retail Industries	86.7%	88.6%	95.4%	98.3%	98.2%	97.8%	97.5%

Industry Diversification (continued)

	Percentage of Rental Revenue(1)
	For the Quarter	For the Years Ended
	Ended
	September 30,	Dec 31,	Dec 31,	Dec 31,	Dec 31,	Dec 31,	Dec 31,
	2012	2011	2010	2009	2008	2007	2006
Non-retail Industries
Aerospace	1.0	0.5	--	--	--	--	--
Beverages	5.1	5.6	3.0	--	--	--	--
Consumer appliances	0.2	--	--	--	--	--	--
Consumer goods	*	--	--	--	--	--	--
Diversified industrial	*	--	--	--	--	--	--
Equipment services	0.2	0.2	--	--	--	--	--
Financial services	0.4	0.3	--	--	--	--	--
Food processing	1.2	0.7	--	--	--	--	--
Insurance	0.1	--	--	--	--	--	--
Machinery	0.2	--	--	--	--	--	--
Packaging	0.6	0.4	--	--	--	--	--
Paper	0.1	0.1	--	--	--	--	--
Telecommunications	0.8	0.7	--	--	--	--	--
Transportation services	2.3	1.6	--	--	--	--	--
Other	1.1	1.3	1.6	1.7	1.8	2.2	2.5
Non-retail Industries	13.3%	11.4%	4.6%	1.7%	1.8%	2.2%	2.5%
Totals	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

* Less than 0.1%

(1) Includes rental revenue for all properties owned by Realty Income at the end of each period presented, including revenue from properties reclassified as discontinued operations. Excludes revenue from properties owned by Crest.

Tenant Diversification

Largest Tenants based on Percentage of Total Portfolio Rental Revenue at September 30, 2012
AMC Theatres	4.8%	NPC International/Pizza Hut	2.4%
L.A. Fitness	4.7%	Rite Aid	2.4%
Diageo	4.7%	Friendly’s Ice Cream	2.2%
BJ’s Wholesale Club	4.6%	Smart & Final	2.2%
Northern Tier Energy/Super America	4.0%	FreedomRoads/Camping World	2.1%
Regal Cinemas	3.3%	FedEx	2.1%
The Pantry	2.8%	TBC Corporation	2.0%
Family Dollar	2.5%

Lease Expirations

The following table sets forth certain information regarding Realty Income's property portfolio regarding the timing of the lease term expirations (excluding rights to extend a lease at the option of the tenant) on our 2,739 net leased, single-tenant properties as of September 30, 2012 (dollars in thousands):

	Total Portfolio				Initial Expirations(3)			Subsequent Expirations(4)
Year	Number of Leases Expiring(1)	Approx. Leasable Sq. Feet	Rental Revenue for the Quarter Ended Sept. 30, 2012(2)	% of Total Rental Revenue	Number of Leases Expiring	Rental Revenue for the Quarter Ended Sept. 30, 2012	% of Total Rental Revenue	Number of Leases Expiring	Rental Revenue for the Quarter Ended Sept. 30, 2012	% of Total Rental Revenue
2012	59	430,000	$ 1,503	1.3%	10	$ 275	0.2%	49	$ 1,228	1.1%
2013	157	1,232,800	4,020	3.4	54	1,739	1.5	103	2,281	1.9
2014	155	1,024,300	3,716	3.2	52	1,606	1.4	103	2,110	1.8
2015	156	834,500	3,583	3.0	67	1,776	1.5	89	1,807	1.5
2016	175	885,200	3,739	3.2	114	2,329	2.0	61	1,410	1.2
2017	146	1,816,700	4,581	3.9	44	2,539	2.2	102	2,042	1.7
2018	116	1,863,300	5,265	4.5	91	4,494	3.8	25	771	0.7
2019	142	1,505,700	7,274	6.2	132	6,813	5.8	10	461	0.4
2020	85	1,928,400	5,219	4.4	75	4,873	4.1	10	346	0.3
2021	163	2,272,900	7,351	6.2	155	6,841	5.8	8	510	0.4
2022	122	2,805,900	5,422	4.6	113	5,207	4.4	9	215	0.2
2023	255	2,272,500	10,545	9.0	250	10,106	8.6	5	439	0.4
2024	61	676,900	2,459	2.1	61	2,459	2.1	--	--	--
2025	255	2,713,600	12,267	10.4	250	12,149	10.3	5	118	0.1
2026	112	1,918,200	7,487	6.4	109	7,405	6.3	3	82	0.1
2027-2043	580	8,494,700	33,298	28.2	571	33,111	28.1	9	187	0.1
Totals	2,739	32,675,600	$117,729	100.0%	2,148	$103,722	88.1%	591	$ 14,007	11.9%

(1)

Excludes 15 multi-tenant properties and 84 vacant unleased properties, one of which is a multi-tenant property. The lease expirations for properties under construction are based on the estimated date of completion of those properties.

(2)

Includes rental revenue of $168 from properties reclassified as discontinued operations and excludes revenue of $2,261 from 15 multi-tenant properties and from 84 vacant and unleased properties at September 30, 2012. Excludes revenue of $23 from three properties owned by Crest.

(3)	Represents leases to the initial tenant of the property that are expiring for the first time.
(4)	Represents lease expirations on properties in the portfolio, which have previously been renewed, extended or re-tenanted.

Geographic Diversification

The following table sets forth certain state-by-state information regarding Realty Income’s property portfolio as of September 30, 2012 (dollars in thousands):

State	Number of Properties	Percent Leased	Approximate Leasable Square Feet	Rental Revenue for the Quarter Ended September 30, 2012(1)	Percentage of Rental Revenue
Alabama	65	94%	450,500	$ 1,799	1.5%
Alaska	2	100	128,500	307	0.3
Arizona	97	98	713,300	3,417	2.8
Arkansas	17	100	105,100	320	0.3
California	137	100	3,670,500	15,729	13.1
Colorado	59	95	507,400	1,961	1.6
Connecticut	25	96	456,500	1,283	1.1
Delaware	16	100	29,500	391	0.3
Florida	188	97	2,088,900	7,917	6.6
Georgia	144	93	1,274,900	4,993	4.2
Hawaii	--	--	--	--	--
Idaho	12	100	80,700	332	0.3
Illinois	104	99	1,367,400	6,156	5.1
Indiana	84	96	830,600	3,750	3.1
Iowa	28	89	1,876,600	1,211	1.0
Kansas	53	94	790,500	1,512	1.3
Kentucky	23	96	138,900	629	0.5
Louisiana	39	100	384,600	1,419	1.2
Maine	3	100	22,500	139	0.1
Maryland	30	100	492,500	2,255	1.9
Massachusetts	64	92	575,400	2,279	1.9
Michigan	64	100	374,700	1,492	1.2
Minnesota	150	100	1,003,600	6,756	5.6
Mississippi	77	95	775,300	1,817	1.5
Missouri	77	99	1,047,300	3,857	3.2
Montana	2	100	30,000	89	0.1
Nebraska	20	100	204,100	561	0.5
Nevada	16	100	333,700	1,054	0.9
New Hampshire	15	93	217,200	944	0.8
New Jersey	32	94	258,000	1,934	1.6
New Mexico	17	100	139,000	401	0.3
New York	44	98	899,800	4,271	3.6
North Carolina	94	97	851,800	2,878	2.4
North Dakota	6	100	36,600	59	*
Ohio	143	97	1,678,100	4,584	3.8
Oklahoma	42	95	813,400	1,458	1.2
Oregon	20	100	384,200	1,240	1.0
Pennsylvania	105	98	1,092,500	4,173	3.5
Rhode Island	3	100	11,000	37	*
South Carolina	99	98	426,700	2,469	2.1
South Dakota	10	100	89,800	186	0.2
Tennessee	133	97	1,076,000	2,992	2.5
Texas	284	96	3,759,900	11,150	9.3
Utah	9	100	159,300	413	0.3
Vermont	4	100	12,700	130	0.1
Virginia	110	97	1,680,800	4,707	3.9
Washington	35	94	298,100	1,086	0.9
West Virginia	2	100	23,000	125	0.1
Wisconsin	32	94	645,500	1,265	1.1
Wyoming	3	100	21,100	63	0.1
Totals/Average	2,838	97%	34,328,000	$ 119,990	100.0%

* Less than 0.1%

(1)            Includes rental revenue for all properties owned by Realty Income at September 30, 2012, including revenue from properties reclassified as discontinued operations of $168. Excludes revenue of $23 from properties owned by Crest.